An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated ____, 2019

BRK, Inc.
(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

411 Eastgate road, Suite A,

Henderson, NV 89001

(702) 572-8050

shareholder@brkincorporated.com

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

3089	26-2840468
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 720,000,000 shares

This is a public offering of shares of Common Stock of BRK, Inc.

The offering price will be between $.005 and $0.01. The end date of the offering will be exactly 180 days from the date the Amended Offering Circular is qualified by the Securities and Exchange Commission (unless extended by the Company, in its own discretion, for up to another 90 days).

Our Common Stock currently trades on the OTC Pink market under the symbol “BRKK” and the closing price of our Common Stock on May 17, 2019 was $0.0025. Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____________, 2019

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to BRK, Inc.

Our Company

BRK Inc., a Nevada corporation (the “Company”), was incorporated in the State of Nevada on May 22, 2008. At the date of formation until May 6, 2016, our business focused on technology related to the manufacture of equipment and the sale of kits for the repair of ripped vertical blinds. On May 6, 2016, we acquired a patent application and related technology for a helmet camera system, designed to wirelessly transmit video images from a small, mobile camera to live broadcast, which technology has subsequently been used by major sports broadcasters, as discussed below.

Brian Keasberry acted as our President and Chief Executive Officer, Secretary, Treasurer and a director from the date of our incorporation on May 22, 2008, until July 14, 2017, when he resigned as a director and President and Chief Executive Officer (but remains as Secretary and Treasurer), and simultaneously appointed Daniel Serruya as our President and Chief Executive Officer and a director. Christopher Stramacchia acted as a director and our Chief Technology Officer from August 17, 2016, until his resignations from such positions on February 28, 2017. Our board of directors currently consists solely of Daniel Serruya.

To date, we have generated no revenues and have relied on equity and debt financing to fund our operations.

Pursuant to the terms and conditions of certain Patent Assignment and Technology Transfer Agreement (the “Patent Assignment and Technology Transfer Agreement”), dated May 6, 2016, by and between BRK, Inc., a Nevada corporation (the “Company”) and iSee Automation Inc., a federal Canada corporation (“iSee Automation”), the Company purchased U.S. Patent Application No. 15/079,847, “Helmet System” (the “Patent”) and related technology for a helmet camera system, including intellectual property covered by the Patent. The Patent covers technology designed to wirelessly transmit video images from a small, mobile camera to live broadcast (the “Helmet Camera and Broadcast Technology”).

Pursuant to the terms and conditions of the Patent Assignment and Technology Transfer Agreement, the Company issued 5,000,000 Common Shares to iSee Automation.

In connection with the 2016 acquisition of the Patent, the Company changed the focus of its business to the Helmet System.

Our Helmet System is a camera and broadcast system comprised of cameras and microprocessors or computers, with associated software for robot guided automations systems. Our Helmet System is the first of its kind that can wirelessly broadcast events, such as sports, through a camera circuit board, as used and demonstrated at (i) the 2017 NHL Centennial Classic, (ii) 2016 World Cup of Hockey, (iii) the 2016 NHL AllStar Game in Nashville, Tennessee, (iv) the 2016 Memorial Cup, (v) the 2016 Tim Hortons NHL Heritage Classic, and (vi) the 2017 Winter Classic, broadcast on NBC. Additionally, our Helmet System has been used by Sportsnet, a division of Rogers Media and the official broadcaster of the NHL in Canada.

Our Helmet System, with its camera and its related services, are designed purposely to address what we believe are demands from the broadcasting industry for a quality broadcasting system that wirelessly broadcasts countless events, such as sports of the local, national and international markets.

We endeavor to market, sell and/or license our Helmet System services to the broadcasting, sports, and entertainment industries and within the action camera niche market.

We believe that if we are to raise monies up to $5,000,000 to execute our business plan over the next 12 months that we will be successful in returning value to our investors. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to commercialize our business strategy, but we believe that by raising funds we will be better able to bring our existing products to market and develop new action camera products and software for which there is already demand in the marketplace.

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The Offering

Common Stock we are offering	Up to a Maximum 1,800,000,000 of Common Shares at a price between $0.005-$0.01 for a sum total of $3,600,000.
Common Stock outstanding before this Offering	462,383,969 Outstanding; 418,509,768 Free Trading
Use of proceeds

The funds raised per this offering will be utilized in working capital, expanded marketing here in the Unites States as well as developing action camera products. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Shares.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable, and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in the State of Nevada on May 22, 2008. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of clients nationally and internationally, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history, we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities and have not generated revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

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Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the action camera industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our products;
•	Our ability to obtain and retain existing customers or encourage repeat purchases;
•	Our ability to manage our product inventory;
•	General economic conditions;
•	Advertising and other marketing costs;
•	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of our President and CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of our President and CEO. The loss of his services would delay our business operations substantially.

Our current officers and sole director do not have experience in the action camera business.

Although our officers and sole director have extensive business experience, they do not have extensive experience in the action camera product business or retail business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a sports camera product company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

Because our current President has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Daniel Serruya, our president and director, currently devotes approximately forty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Serruya to our company could negatively impact our business development.

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If our President and Director, should resign or die, we will not have a Chief Executive Officer which could result in our operations suspending. If that should occur, you could lose your investment.

We are extremely dependent on the services of our president and director, Daniel Serruya, for the future success of our business. The loss of the services of Mr. Serruya could have an adverse effect on our business, financial condition and results of operations. If he should resign or die, we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose most if not all of your entire investment.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our current Treasurer, Corporate Secretary, and Director, Brian Keasberry, beneficially owns approximately or has the right to vote on 1.99% of our outstanding Common Stock and 100% Series A Preferred Stock, which counts for 53.28% of the total voting rights of the Common Stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our Certificate of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, Mr. Keasberry is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our Common Stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Keasberry’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenue since inception in May 11, 2008. The Company’s growth, if any, is expected to place a significant strain on the Company’s managerial, operational and financial resources. Moving forward, the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company’s future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;
•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;
•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and
•	be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

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Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company.” The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its Common Stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Shares that is held by non-affiliates exceeds $700 million.

As a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our directors and other future personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an OTC Markets alternative reporting company, will be costly as an external third-party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

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We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have two officers and one Director, who have minimal experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Cumulatively, our directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officer and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general. Additionally, due to the fact that our sole officer and director is lacking experience with companies in our industry, we may be unable to successfully implement our business plan, and/or manage our future growth if any. Our two officers and one director do not currently believe that his outside employment affects the day to day operations of the Company. While the Company believes that the time and resources that our sole officer and director is able to provide to the Company, and/or which they may be willing to provide to us in the future is sufficient, our operations and growth (if any) may be adversely affected by the fact that our sole officer and director is only able to provide a limited number of hours of service to the Company per week and/or his outside employment.

Risks Relating to the Company’s Securities

We may in the future issue additional shares of our Common Stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 2,000,000,000 Common Shares, par value $0.001; 1,000,000 preferred shares, 1,000,000 authorized; one Series A Preferred share, Par Value $0.001. Of the 462,383,969 Common Shares outstanding, 418,509,768 are free trading. The future issuance of our Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders. We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Common Shares.

We may be required to amend our Articles of Incorporation to increase our amount of Authorized Shares in order to successfully complete the offering.

We may be required to sell a greater number of shares than is currently authorized to reach our target capital raise, depending on the offering price of our shares upon qualification. In such a case, we would be required to obtain a consent of a majority of our shareholders to increase the amount of shares we are authorized to issue.

We do not currently intend to pay dividends on our Common Shares and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividends on our Common Shares and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your Common Shares for the foreseeable future and the success of an investment in shares of our Common Stock will depend upon any future appreciation in its value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our Common Shares may not be possible in any state until the Common Stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the Common Stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the liquidity for the Common Shares could be significantly impacted.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to BRK, INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, Daniel Serruya, does not have substantial prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Our president does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

Based on the expected offering price, the shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Our directors have minimal experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

Our directors have minimal experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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Our management has a limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although BRK, Inc. has some experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of operating losses and we may need additional financing to meet our future long-term capital requirements.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. As of February 28, 2018, we had a net loss of $2,062,001 and for the year ended February 29, 2017 we had a net loss of $440,330. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth, and failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

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Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We currently do not have any patents pending, thus we cannot assure you that we will be able to control all of the rights for all of our intellectual property. If we rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves the development and sale of sports camera and related products. Our ability to implement this business strategy is dependent on our ability to:

•	establish brand recognition and customer loyalty; and
•	manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our limited operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

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Product defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

Our products may contain undetected defects or problems when first introduced or as new products are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters. We currently do not have any financial reserves or insurance coverage. Any litigation could require us to provide additional reserves to address these liabilities, therefore impacting profits.

If we fail to develop new products successfully, our business could be adversely affected.

We depend on our founder to develop new products, control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our overall business operation.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry. Our ability to execute our business plan also depends on other factors, including the ability to:

1.	Negotiate and maintain contracts and agreements with acceptable terms;
2.	Hire and train qualified personnel;
3.	Maintain marketing and development costs at affordable rates; and,
4.	Maintain an affordable labor force.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

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The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain the value of our brand, our sales are likely to decline.

Our success depends on the value created by BRK, Inc. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in sales and market share.

Any acquisitions that we make could disrupt our business and harm our financial condition.

We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our product offerings beyond our current products, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we, from time to time, evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Strong competition in the action camera industry could decrease our market share.

The action camera industry is highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to the action camera industry, we may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC PinkSheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the Common Shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your Common Shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our Common Shares may be volatile and adversely affected by several factors.

The market price of our Common Shares could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in laws, policies or practices related to camera production and materials;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our Common Shares develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Shares. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our officers and directors beneficially own approximately 25.31% of our outstanding shares of Common Shares as of the date of this offering and Brian Keasberry, our Chief Executive Officer, Secretary, Treasurer and Director controls more than a majority of the votes associated with our Common Shares.

Our officers and directors beneficially own approximately 25.31% of our outstanding Common Shares as of the date of this prospectus. Through his ownership of 100% of the Series A Preferred shares, which count for 110% of the total voting rights of the Common Shares, Mr. Keasberry has the ability to solely influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, including going private transactions.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 2,000,000,000 Common Shares, par value $0.001; 1,000,000 preferred shares, 1,000,000 authorized; one Series A Preferred share, Par Value $0.001. Of the outstanding 462,383,969, 418,509,768 shares are free trading. We have issued and outstanding, as of the date of this prospectus, 462,383,969 Common Shares. In addition, we are entitled under our articles of incorporation to issue up to 1,000,000 preferred shares and one Series A Preferred share, the entirety of the latter of which is issued and outstanding and being held by our Chief Executive Officer, Secretary, Treasurer and Director. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our founder may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to future additional directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the A Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean our financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

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As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Shares, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Shares. If securities analysts do not cover our Common Shares, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Shares may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;
•	our business’ financing plans and the availability of capital;
•	potential growth opportunities available to our business;
•	the risks associated with potential acquisitions by us;
•	the recruitment and retention of our officers and employees;
•	our expected levels of compensation;
•	the effects of competition on our business; and
•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

BRK, Inc. plans to use the proceeds from this offering to grow its business. The company intends to use the proceeds for research and development, the purchase of inventory, website development, marketing, operating capital, and hiring staff. The more we are able to raise, the more we will be able to invest in these opportunities. Since this offering is on a best efforts basis, the amount of securities we sell is uncertain, therefore our use of proceeds will depend on how much we are able to raise under this offering. We intend to use the proceeds generally so as to provide the most value to our investors by growing sales of our existing products and entering markets with new products we are able to successfully develop.

The following Use of Proceeds is based on estimates made by management. All costs associated with the offering have been prepaid by the Company and will not come from the proceeds of the offering. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($900,000), 50% of the Maximum Offering proceeds raised ($1,800,000), 75% of the Maximum Offering proceeds raised ($2,700,000) and the Maximum Offering proceeds raised of $3,600,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

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The table below represents our estimates of how we will allocate the monies raised from this offering, depending on the amount of funds we are able to successfully raise. The amounts below could change based on market conditions or other factors, such as demand for our products. The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised

Net Proceeds	$900,000	$1,800,000	$2,700,000	$3,600,000
Wages	$160,000	$320,000	$480,000	$640,000
Software & Computers	$25,000	$55,000	$77,500	$100,000
Tools and Equipment	$40,000	$85,000	$135,000	$177,000
Parts	$28,000	$58,000	$85,000	$110,000
Custom Gear	$24,000	$55,000	$90,000	$103,000
Debt Repayment (1)	$375,000	$750,000	$1,130,000	$1,545,000
Administrative and Legal	$160,000	$315,000	$467,500	$620,000
Sales and Marketing	$73,000	$132,000	$195,000	$255,000
Working Capital	$15,000	$30,000	$40,000	$50,000
TOTAL	$900,000	$1,800,000	$2,700,000	$3,600,000

(1) Refer to Notes 7, 8, and 9 to our Consolidated Financial Statements.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

Under Net Proceeds, we have based our calculations and division of funds on the current needs of the Company. However, our market place is constantly changing. Management may, depending on circumstances, be required to divert funds from one source to another as the business demands.

Under Net Proceeds, Marketing and Sales will largely be related to the hiring and payment of a human sales team as well as advertising costs associated with online advertising platforms such as Google Adwords and Facebook, as well as paying directly to websites per their ad and affiliate programs.

Increases with the success of our offering, will increase the corporation’s activities, which will result in a greater number of expenses.

As a business strategy, however, we will only do this if we raise the necessary capital, but also only in the event that we deem it in the best interest of the company (i.e., we will continue to invest in sales and marketing of our existing products if we believe that this will yield our investors a higher yield on their capital investment).

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Shares. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering. It is not possible to calculate the net dilution because we cannot determine the exact size of the Offering, however, below we have provided an estimation based on an offering price of $0.005 per share and $0.01, respectively as of January 31, 2019.

	25%	50.0%	75%	100%
Net Value	$901,544.00	$1,801,544.00	$2,701,544.00	$3,601,544.00
# Total Shares	295,947,663	475,947,663	655,947,663	835,947,663
Net Book Value Per Share	$0.0030	$0.0038	$0.0041	$0.0043
Increase in NBV/Share	$0.0030	$0.0038	$0.0041	$0.0043
Dilution to new shareholders	$0.0020	$0.0012	$0.0009	$0.0007
Percentage Dilution to New	39.07%	24.30%	17.63%	13.83%

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	25%	50.0%	75%	100%
Net Value	$901,544.00	$1,801,544.00	$2,701,544.00	$3,601,544.00
# Total Shares	205,947,663	295,947,663	385,947,663	475,947,663
Net Book Value Per Share	$0.0044	$0.0061	$0.0070	$0.0076
Increase in NBV/Share	$0.0044	$0.0061	$0.0070	$0.0076
Dilution to new shareholders	$0.0056	$0.0039	$0.0030	$0.0024
Percentage Dilution to New	56.22%	39.13%	30.00%	24.33%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of BRK, Inc., included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The following discussion of the financial condition, changes in financial condition and results of operations of the Company for the fiscal year ended April 30, 2018 should be read in conjunction with the financial statements of the Company and related notes included therein.

On May 6, 2016, the Company acquired intangible assets from iSee Automation for 5,000,000 shares of Common Stock with a fair market value of $1,600,000 based on the Company’s stock price at the date of issuance. The intangible assets consist of a patent application and related know-how, technology and plans to commercialization related to the placement of video cameras and supporting equipment into helmets used by various athletics such as hockey. Live video can then be transmitted from the player’s helmet in real time for display on sports events broadcasts. The Company is in the process of receiving models produced by a third party and developing a marketing strategy for the device.

On or about February 27, 2017, Christopher Stramacchia, President of iSee Automation, notified the Company that it believes that iSee Automation terminated the Agreement for Services. The Company believes that there is no basis in law or equity for iSee Automation to unilaterally decide to terminate the Agreement for Services and plans to enforce its rights thereunder. Since then usage of the helmets and their transmitting devices have been held without permission by iSee Automation.

As of April 30, 2017, iSee Automation was holding the Helmets and transmission equipment. Based on the lack of access to the Equipment, the Company has elected to impair the assets related to the iSee Automation agreement resulting in an amortization charge of $105,133 and impairment of intangible assets of $1,494,867 for the intellectual property.

On June 15, 2017, the Company increased its number of authorized shares to 2,001,000,000 with 1,000,000 designated as preferred shares with a par value of $0.001 and 2,000,000,000 designated as Common Stock with a par value of $0.001.

On June 15, 2017, the Company designated one share of preferred stock as Series A preferred at a par value of $0.001. The series A preferred carries a voting right equal to 110% of the total voting rights of the outstanding Common Stocks. In addition, Brian Keasberry, the series A shareholder, was elected a director known as the Series A director. The Series A Director must approve any future amendments of the Company’s articles and other activities of the Company.

On June 16, 2017, Brian Keasberry resigned as President of the Company and was designated the Series A director. On June 16, 2017 Daniel Serruya was elected President, CEO, and a Director of the Company.

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To date the Company has generated minimal revenues, and has relied on equity and debt financing

Issuance of One Share of Series A Preferred Stock to Brian Keasberry

On June 15, 2017, Brian Keasberry agreed to resign as the sole director of the Company, a position he had held since he formed the Company in 2008, if he were allowed to keep control of the Company in the event that then presently-held majority of the issued and outstanding shares of Common Stock of the Company is diluted to less than a majority. In order to issue Mr. Keasberry his one share of Series A Preferred Stock under Amendment No. 1, the Company created “blank check” preferred stock. Subsequently, the board of directors of the Company approved a Certificate of Designation creating the Series A Preferred Stock, and the Company issued one share of Series A Preferred Stock to Mr. Keasberry.

The one share of Series A Preferred Stock issued to Mr. Keasberry equals voting power equal to 110% of the voting power of the issued and outstanding shares of Common Stock of the Company.

Additionally, the one share of Series A Preferred Stock issued to Mr. Keasberry contains protective provisions, which precludes the Company from taking the certain actions without Mr. Keasberry’s (or that of any person to whom the one share of Series A Preferred Stock is transferred) approval. More specifically, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(a)	amend the Articles of Incorporation or, unless approved by the Board of Directors, including by the Series A Director, amend the Company’s Bylaws;

(b)	change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(c)	reclassify or recapitalize any outstanding equity securities, or, unless approved by the Board of Directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

(d)	authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph) under the Articles, or any other merger or consolidation of the Company;

(e)	increase or decrease the size of the Board of Directors as provided in the Bylaws of the Company or remove the Series A Director (unless approved by the Board of Directors, including the Series A Director);

(f)	declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors, including the Series A Director);

(g)	redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of Common Stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors, including the Series A Director);

(h)	create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(i)	replace the President and/or Chief Executive Officer of the Company (unless approved by the Board of Directors, including the Series A Director);

(j)	transfer assets to any subsidiary or other affiliated entity (unless approved by the Board of Directors, including the Series A Director);

(k)	issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A Preferred Stock (unless approved by the Board of Directors, including the Series A Director);

(l)	modify or change the nature of the Company’s business;

(m)	acquire, or cause a Subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by the Board of Directors, including the Series A Director); or

(n)	sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any Subsidiary outside the ordinary course of business (unless approved by the Board of Directors, including the Series A Director).

Additionally, as long as any shares of Series A Preferred Stock remain outstanding, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect a special director to the board of directors. As of April 1, 2019, Mr. Keasberry had not elected a director at a duly called special or annual meeting of the stockholders.

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Subsequent Events

On Feb 25, 2019, the Company was awarded $2,474,156.62 in damages against iSee Automation for breaching its contract with BRK.

The Company has engaged in limited operations and attempted to market the products. During the period from February 1, 2019 through April 12, 2019, the Company issued 202,675,895 shares of Common Stock for the conversion of $127,422 of convertible debt.

On April 1, 2019, the Company entered into a Securities Purchase Agreement with Auctus Fund, LLC, for a 12% convertible note of the Company in the aggregate principal amount of $200,000. In connection with the issuance of the Note, the Company issued a common stock purchase warrant to Auctus Fund, LLC to purchase 10,000,000 shares of the Company’s common stock as a commitment fee upon the terms and subject to the limitations and conditions set forth in the warrant.

Results of Operations

The following is management’s discussion of the relevant items affecting results of operations for the nine months ended January 31, 2019 and 2018, respectively.

Revenue

There were no revenues for the nine months ended January 31, 2019 or 2018, respectively. The Net Income for the nine months ended January 31, 2019 totaled $2,797,656, compared to $1,265,725 for the same period ending January 31, 2018.

For the nine months ended January 31, 2019, the Company had $201,600 of related party revenue, as compared to $292,040 in the same period in 2018. The Company receives revenue though a related party for the use of the Company’s equipment on the broadcasting of hockey games from the “ref cam,” a camera worn on the helmet of the referees. The revenue is recognized first by a related party which holds the initial agreement with the broadcaster when the event being broadcasted is completed. The related party pays the Company upon receipt of payment from the broadcaster. The revenues are reported on a net basis with the deductions for directs costs being deducted from the revenue.

Operating Expenses

The primary expenses for the Company include selling, and general and administrative expenses. For the nine months ended January 31, 2019 or 2018, respectively, selling, general, and administrative expenses were $255,680 and $472,440, respectively. The decrease is attributable to a decrease in overall operations of the Company.

Net Income

Other income, net totaled $3,053,336 consisting of a gain in fair value of $3,078,768 along with interest expense of $25,432. Net income totaled $2,797,656 for the nine months ended January 31, 2019, compared to net income of $1,265,725 for the nine months ended January 31, 2018. The increase in income was primarily a result of a change in the fair value of derivative liabilities.

Financing Activities

For the nine months ended January 31, 2019, we received $8,725 in proceeds from notes payable from a related party.

On April 1, 2019, pursuant to a Securities Purchase Agreement, the Company executed a $200,000 Convertible Note with Auctus Fund, LLC, a Delaware limited liability company with a Warrant with entitles Auctus Fund, LLC to, subject to the terms of the Warrant, purchase up to 10,000 shares of Common Stock. The Company intends to pay the note with the proceeds of the raise.

Related Party Transactions

Accrued compensation from a related party totaled $561,140 for the nine months ended January 31, 2019, compared to $292,040 for the respective period in 2018.

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Liquidity and Capital Resources

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, during the nine months ended January 31, 2019, the Company incurred a net income of $2,375,535, and a working capital deficit of $1,917,512. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

As of January 31, 2019, the Company had cash on hand of $220. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of Common Stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Capital Expenditures

Our current plans call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment and employees as it is part of the requirement to build the infrastructure needed to support the current growth. At the same time, we will continually be evaluating the production processes of our third party contract manufacturers to determine if there are investments we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

Legal Matters

As of March 31st, 2019, all legal matters were resolved or inexistent.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements included in our May 31, 2018 Form 10-K. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

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Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the fiscal quarter ending November 30, 2018 and the year ended May 31, 2019 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Our Business

BRK Inc., a Nevada corporation (the “Company”), was incorporated in the State of Nevada on May 22, 2008. At the date of formation until May 6, 2016, our business focused on technology related to the manufacture of equipment and the sale of kits for the repair of ripped vertical blinds. On May 6, 2016, we acquired a patent application and related technology for a helmet camera system, designed to wirelessly transmit video images from a small, mobile camera to live broadcast, which technology has subsequently been used by major sports broadcasters, as discussed below.

Brian Keasberry acted as our President and Chief Executive Officer, Secretary, Treasurer, and Director from the date of our incorporation on May 22, 2008, until July 14, 2017, when he resigned as a director and President and Chief Executive Officer (but remains as Secretary and Treasurer), and simultaneously appointed Daniel Serruya as our President and Chief Executive Officer and a director. Christopher Stramacchia acted as a director and our Chief Technology Officer from August 17, 2016, until his resignations from such positions on February 28, 2017. Our board of directors currently consists solely of Daniel Serruya.

Pursuant to the terms and conditions of a Patent Assignment and Technology Transfer Agreement (the “Patent Assignment and Technology Transfer Agreement”), dated May 6, 2016, by and between BRK, Inc., a Nevada corporation (the “Company”) and iSee Automation Inc., a federal Canada corporation (“iSee Automation”), the Company purchased U.S. Patent Application No. 15/079,847, “Helmet System” (the “Patent”) and related technology for a helmet camera system, including intellectual property covered by the Patent. The Patent covers technology designed to wirelessly transmit video images from a small, mobile camera to live broadcast (the “Helmet Camera and Broadcast Technology”).

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Pursuant to the terms and conditions of the Patent Assignment and Technology Transfer Agreement, the Company issued 5,000,000 shares of Common Stock to iSee Automation.

In connection with the acquisition of the Patent, the Company changed the focus of its business to the Helmet System.

Our Helmet System is a camera and broadcast system comprised of cameras and microprocessors or computers, with associated software for robot guided automations systems. Our Helmet System is the first of its kind that can wirelessly broadcast events, such as sports, through a camera circuit board, as used and demonstrated at (i) the 2017 NHL Centennial Classic, (ii) 2016 World Cup of Hockey, (iii) the 2016 NHL AllStar Game in Nashville, Tennessee, (iv) the 2016 Memorial Cup, (v) the 2016 Tim Hortons NHL Heritage Classic, and (vi) the 2017 Winter Classic, broadcast on NBC. Additionally, our Helmet System has been used by Sportsnet, a division of Rogers Media and the official broadcaster of the NHL in Canada.

Our Helmet System, with its camera and its related services, are designed purposely to address what we believe are demands from the broadcasting industry for a quality broadcasting system that wirelessly broadcasts countless events, such as sports in the local, national and international markets.

We endeavor to market, sell and/or license our Helmet System services to the broadcasting, sports, and entertainment industries and within the action camera niche market.

To date we have generated no revenues and have relied on equity and debt financing to fund our operations.

Principal Products and Services

Our Helmet System features a professional grade (“iSEE PRO”) product and a retail product (“iSEE R”).

iSEE Pro

iSEE Pro was designed for professional sports broadcasters and broadcasting from a player’s or referee’s helmet at long-range distances for long periods of time. iSEE PRO features a transmitter that is an ultra-small, low power consumption, HD, COFDM, video transmitter with an integrated high definition camera sensor and wireless remote control. H.264 HD encoding operates in the standard 2k DVB-T COFDM model and is compatible with a wide array of IP diversity and handheld receivers. iSEE PRO features standard tri-band operation (licensed 2GHz, ISM 2.4 and 5.8GHz). This is a unique feature in a professional integrated camera transmitter of this size. The low-profile antennas are optimized for all stadium environments.

Additionally, the iSEE PRO features a long-range remote control using a standard key fob for simple commands. The HCTX accessories include items needed to plug and play with ease. The HCTX and accessories are housed in a hardened, shadowed carrying case.

iSEE R

Where the iSEE PRO was designed for professional sports broadcasters and broadcasting from a player’s or referee’s helmet at long-range distances for long periods of time, the iSEE R was designed for the retail market to allow users to share their experience on social media via Wi-Fi or Bluetooth capabilities from shorter distances. A product comparison is as follows:

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	iSEE R	iSEE PRO
Tuning step size: 250 kHz step size Frequency stability: ± 10ppm Standby mode: Standby: No RF output Normal: Instant on frequency transmission
Modulation Modes Modulation Formats: COFDM (DVB-T) Carriers: 2K Constellation: QPSK, 16QAM Code Rate: 1/2, 2/3, 3/4, 5/6, 7/8 Guard Interval: 1/32, 1/16, 1/8, 1/4 Bandwidth: 6, 7, & 8 MHz
MPEG Encoder Video Video Coding: MPEG-4 Part 10/H.264 Video Input: Camera Sensor Video Formats 720p 59.94 1080i 59.94
Control Wired micro USB eConn Short Range Wi-Fi 2.4 and 5.8GHz Android/OIS Web
Control Long Range 900MHz Transceiver On/Off/SB Wi-Fi On/Off
Power Requirements Input range: Battery Powered Power consumption: <5 Watts* *includes integrated camera
Environmental: Temperature range: Full specification: –10° to +50°C Ambient Storage: –40° to +80°C Humidity: 0 to 95% non-condensing Altitude: Operating: 20,000ft (6,000 m) Storage: 50,000ft (15,000 m)
Physical Characteristics: Size; See diagram Volume: <10 cubic inches Weight:
Camera Lens: Formats 720p 59.94 1080i 59.94 Field of View 98° 128° Features High Dynamic Range Image Stabilizer Noise Reduction

Prospective Future Developments

We are in the process of designing, exploring, and developing the technologies which could add the following features to our product line. These features are not currently available. Please review our disclosure on “Forward Looking Statements.”

☐	The ability to connect to the camera by cell phone and watch live through the application,
☐	The ability to also watch from home via streaming through the application
☐	The ability to communicate to the helmet via WIFI through the application
☐	Take pictures through the application and post to different social media add-on
☐	Auto upload to a cloud through application
☐	Incorporate GPS
☐	Incorporate Speedometer
☐	Incorporate Pressure sensors to monitor impacts
☐	Send feedback back to the application for training purposes/energy levels or other
☐	Monitor certain Body Vitals (Heart Rate, Pulse, Temp, etc.)
☐	Install multiple cameras for the “360-degree view”
☐	Complete diagnostics through the application
☐	Turn off and on the camera through the application
☐	Scan for different helmet cams in the area/event and take pictures
☐	Scan for different helmet cams in the area/event and watch live through the application
☐	Scan for different helmet cams in the area/event and watch live from home via streaming through the application
☐	Scan for different helmet cams in the area/event and take pictures through the application and post to different social media ad ones
☐	Point and click on certain pictures or videos through the cloud and or application and have the application automatically display a collage of the selected pictures for view/sharing.
☐	Use different cameras at one single event to connect to by scanning to get a complete “360 degrees view” of the entire event.
☐	Guesstimate speed of an object that is being portrayed.

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Industry Overview

We believe that the action camera industry is still an emerging growth market. Action cameras, including our Helmet System, are used to capture extreme action sports or activities and can capture high-speed and high-quality images. The average cameras are incapable of capturing high-speed actions and are not designed for rugged conditions, including extreme weather. By contrast, action cameras are compact, lightweight, designed for rugged conditions, and can be worn by the person or mounted on vehicles.

According to Future Source Consulting, Ltd., the economic outlook for future growth in the action camera industry is outstanding based on product and social demand that has led analysts to expect a compounded annual growth rate of 22.2% between the years of 2014-2019 (Global Action Camera Market, 2015). The compounded annual growth mentioned above is due in large part to the continual growing demand for broadcasting through social media sites (such as YouTube, Facebook, Twitter, and Instagram) and by which new players are entering the market.

Customers

We have identified professional market targets that are comprised of broadcasting and sport entertainments industries and also a consumer market target that consists of active adults between the ages 21 to 45 and a secondary market of teens and young adults between the ages of 12 to 19.

☐

Professional Clientele: The Company’s professional market is represented by professional major corporations that are in the global broadcasting media industry and major league sports organizations such as college, professional hockey and football franchises. The Company expects to attain and retain over 80% of the broadcasting and sport entertainments market targets.

☐

Retail Clientele: The Company’s retail market is represented primarily by young customers that are active, extreme sports enthusiasts, amateur athletes, passionate, adrenaline junkies, and all-around adventurous individuals who document and also share their lives on social media devices. The actions of extreme activities are various and range from skydiving, surfing, and mountain biking that can be documented and shared by people who love the company’s action camera and the clarity of its crystal quality video that can be shared as an experience in real time on social medias.

We have identified avenues of exploration in minor and major league baseball, college and professional basketball, the unmanned aerial systems, such as medical field, law enforcement, security, and public safety. In order to reaching these target audidnces, the company will consider many implementation issues, which are different than broadcasting sporting event through social media, and provide the proper solutions by the company will utilize its capacities and potentiality to become the world’s most versatile camera for commercial and personal uses.

Competition

Our primary competitors include:

1) GoPro Hero 4

2) Sony Action Cam

3) Polaroid Cube

4) Drift Ghost HD

GoPro Hero 4: Pioneers of innovative technologies often end up being savaged by new competitors. For example, Apple did not invent the smartphone, but it knocked out early leaders such as BlackBerry. It remains to be seen whether GoPro will prove exception to the rule, as they have maintained an incredible portion of the market that they created. GoPro has cross-branding and licensing projects in countless media spaces, notably in the outdoor/adventure and sports industries.

Sony Action Cam: Sony has taken a hands-on approach to its strategy. Doing experiential marketing at large events such as the Electric Daisy Carnival, Sony gained an organic connection to its market. Setting up booths where the consumers can get hands-on experience to Sony products while also promoting their name through the sponsorship has worked well. Also, sports celebrities like Tony Hawk have joined Sony’s Action Team and helped promote the Action Cam.

Polaroid Cube: Polaroid took an interesting leap with their new Cube action camera. Before the release date, Polaroid offered presale orders from a trendy photography website called Photojojo. This allowed Polaroid to penetrate the creative, young, and tech savvy target market and launch the Cube with success. Although the Cube is new to the market, Polaroid’s strategy of differentiating the Cube as an introductory action camera is expected to do well in the future.

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Drift Innovation HD Ghost: Drift is trying to create a global digital launch campaign incorporating social media, PPC advertising, YouTube, digital partnerships and online PR. With video at its core, channels were leveraged to drive audiences to experience the brand and product launch content through the Drift brand page allowing maximum control over audience experience.

12-month Plan of Operation

The immediate goal is to get our technology back out into the field and being used for live broadcasts again. This will reestablish us as the leader in this area and revitalize our stock. The “RefCam” has been successfully used in NHL broadcasts and we now need to expand the application of our technology into new venues. From there, we will incrementally incorporate more of our proprietary designs into the systems until we arrive at the release of the 2nd generation camera systems.

The iSEE Refcam was successfully launched in the 2016 NHL All-Star Game in Nashville, Tennessee

Initial work will involve building some new gear that can be adapted to configurations other than a hockey helmet. We have already established with broadcasters that we have broadcast quality cameras and standard remote unit broadcast radio links. The first new equipment we make will still use the same radio formats that we have already been using, but in smaller form factors and new mounts for new applications.

The reuse of the existing, established formats speeds our time to market with equipment that will directly connect to existing infrastructure and with proven technologies. The downside of this is that these radios are larger than is possible to make them which limits the size the entire system can be made. It is still possible to do some creative repackaging and get our camera system deployed into new sports venues in a timely manner. These designs will be incrementally improved upon, as was done with the original “RefCam,” and the whole system will become more manageable while we are getting exposure for our technology.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations & Concessions

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We hold title to U.S. Patent Application No. 15/079,847, “Helmet System” (referenced as the “Patent,” above) and related technology for a helmet camera system, including intellectual property covered by the Patent. The Patent covers technology designed to wirelessly transmit video images from a small, mobile camera to live broadcast.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulations will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

Research and Development Activities and Costs

We incurred $0 in research and development costs for the fiscal year ended April 30, 2018.

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Employees and Employment Agreements

Daniel Serruya (director, President and Chief Executive Officer), Brian Keasberry (Secretary and Treasurer) and Gary Shields (Chief Technology Officer) are non-employee officers and/or directors of the Company, and none of them has an employment agreement with the Company. We have no employees.

Facilities

We currently do not rent any real property or offices. Our Company rents approximately 400 square feet of office space at 411 Eastgate Road, Suite A, Henderson, Nevada, 89011.

General

The Company is currently headquartered in 411 Eastgate road, Suite A, Henderson NV 89001. The Company’s shares of Common Stock are publicly traded on the OTC Pinksheets under the symbol “BRKK”.

MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are two such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director or Officer	Position
Brian Keasberry	55	2008	Secretary, Treasurer
Daniel Serruya	49	2017	President, Chief Financial Officer and Director
Gary Shields	56	2017	Chief Technology Officer

Brian Keasberry – Secretary and Treasurer. Mr. Keasberry has served as our Treasurer and Secretary since our formation on May 22, 2008. He resigned as President and Chief Executive Officer and director of the Company, positions he had held since May 22, 2008, on July 14, 2017. From February 2007 until January 2008, Mr. Keasberry was employed by VisionXpo in Las Vegas, Nevada, where he worked part-time assembling and dismantling displays, booths and exhibits for trade shows in Las Vegas. From June 2003 until January 2007, Mr. Keasberry worked independently on his blind repair kit invention. From December 1996 until June 2003, Mr. Keasberry owned and operated his own carpet cleaning business, Carpet Care Solutions, in Calistoga and Palmdale, California.

Daniel Serruya – President and Chief Executive Officer and Director. Mr. Serruya has served as our President and Chief Executive Officer and director of the Company since July 14, 2017. From January 2013 to June 2017, Mr. Serruya was contracted by Mag N Mel Ventures, a company servicing the oil and gas sector in Northern BC, Canada where he worked independently as a business development consultant working with the ownership group to restructure their organization in order to maximize operational efficiency and grow revenues. From August 2011 to December 2012, Mr. Serruya was Director of Business Development - Eastern Canada for Axiom Capital Inc., providing economic solutions into distribution chains across North America and globally for a variety of companies in the Natural Resource, Engineering and Real Estate sectors. From May 2009 to August 2011, Mr. Serruya was contracted by AmeraCan Energy Holdings, a private equity fund buying American oil assets in the USA for Canadian investors, as Director of Business Development to expand awareness of the fund to a cross-section of institutional and private investors in Canada. From September 2005 to April 2009 Mr. Serruya was employed as Director of Marketing for Lawrynowicz and Associates, a boutique law firm in Toronto, Ontario, Canada focusing primarily on private lending, mortgage finance and mortgage investments products.

Gary Shields – Chief Technology Officer. Mr. Shields, age 56, has served as our Chief Technology Officer since July 14, 2017, and has been a Technical Designer at Shark Marine Technologies, of St. Catharine’s, Ontario, since August 2016. From February 2015 until July 2016, Mr. Shields was a Technical Designer at Niagara Technical Design, of Fonthill, Ontario. From May 2014 until February 2015, Mr. Shields was a software developer at Insight Avionics, of Fort Erie, Ontario. From May 2006 until May 2014, Mr. Shields was a Technical Designer at Shields Industrial Science, of Toronto, Ontario.

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Term of Office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Director Independence

Our board of directors is currently composed of one member, Daniel Serruya, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Significant Employees and Consultants

Our officers and directors serve in a non-employee capacity, and we currently have no significant employees.

Audit Committee and Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based on our review of filings made on the SEC website, and the fact of us not receiving certain forms or written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended April 30, 2018, our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

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Stockholder Communications with The Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors who occupied such position as of the date of this Offering Circular, for all services rendered in all capacities to us for the period for the past 2 years. The Company has employment agreements with the persons named below. Their salary is null, but their compensation was granted stock. We do not currently have any benefits, such as health or life insurance, available to our employees.

Name	Years	Fees Earned Paid in Cash($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)
Brian Keasberry (1)	2018	10,000	--	--	--	--	--	10,000
	2017	30,325	--	--	--	--	--	30,325
	2016	30,000	--	--	--	--	--	30.000

________________

(1)

Appointed President and Chief Executive Officer, Secretary, Treasurer, and director, on May 22, 2008. Resigned as President and Chief Executive Officer, and director, on July 14, 2017. Mr. Keasberry has accrued $125,340 of unpaid salary as of April 30, 2017.

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RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the year ended April 30, 2017 a related party advanced the Company $94,025 and repaid the related party $93,750 leaving a balance due to the related party for $63,815.

During the year ended April 30, 2017 the Company repaid $125 to a related party leaving a balance due to the related party for $8,875.

During the year ended April 30, 2017 an officer of the Company advanced the Company $500 and repaid the related party $500 leaving a balance due to the related party for $3,000.

During the year ended April 30, 2018 a related party advanced the Company $3,100 and repaid the related party $27,000 leaving a balance of notes payable due related parties $45,915.

On June 15, 2017, the Company designated one share of preferred stock as Series A preferred at a par value of $0.001. The series A preferred carries a voting right equal to 110% of the total voting rights of the outstanding common stocks. In addition, the series A shareholders can elect a director. The Series A director must approve any future amendments of the Company’s articles and other activities of the Company. Brian Keasberry was granted one share of Series A preferred stock on June 15, 2017. The fair value of the series A preferred share was independently valued at $237,630 and was accounted for as stock based compensation.

During the year ended April 30, 2018 a related party advanced the Company $3,100 and was repaid $27,000  in notes payable.

As of January 31, 2019, April 30, 2018 and 2017,  $50,385, $45,915 and $75,690, respectively, was due to the related parties. These notes are unsecured; bear interest between 0% and 12%, and due on demand.

The total compensation for the officers and director of the Company for the nine months ended January 31, 2019 and fiscal years ended April 30, 2018 and 2017 was $204,750, $472,830 and $695,325, respectively.

As of January31, 2019, April 30, 2018, and 2017, the Company has accrued $561,140, $359,540 and $125,430, respectively, in unpaid fees to the officers.

As of January 31, 2019 and April 30, 2018, the balance of convertible notes payable to related parties was $7,089, respectively.  The notes are convertible at $0.005, bears no interest, and are due on demand.

The Company has not entered into any other transaction, nor are there any proposed transactions, in which our directors and officers, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to has a direct or indirect material interest.

The Company has no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company’s directors or executive officers.

The Company has no compensatory plan or arrangements, including payments to be received from the Company, with respect to any executive officer or director, where such plan or arrangement would result in any compensation or remuneration being paid resulting from the resignation, retirement or any other termination of such executive officer’s employment or from a change-in-control of the Company or a change in such executive officer’s responsibilities following a change-in-control and the amount, including all periodic payments or installments where the value of such compensation or remuneration exceeds $100,000 per executive officer.

During the last completed fiscal year, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no written employment agreements.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of January 22, 2018 by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Name of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership (3)	Voting Percentage	Voting Percentage* After Offering
Common Shares	Brian Keasberry, Treasurer, Corporate Secretary and Director (1)	12,750,000	1.99%	0.31%
Common Shares	Blue Diamond, Inc.	12,250,000	1.91%	0.29%
Common Shares	JSJ	29,586,085	4.62%	.69%
Common Shares	Continuation Capital	37,764,937	5.89%	.91%
Series A Preferred Stock	Brian Keasberry	1	52.38%	52.38%
All Officers and Directors (1 person)		12,750,000	54.37%	52.69%

____________

(1)	Unless otherwise indicated, the stockholder listed possesses sole voting and investment rights with respect to the shares shown, subject to applicable community property laws.

(2)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting proxy which includes the proxy to vote, or to direct the voting of shares; and (ii) investment proxy, which includes the proxy to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the proxy to vote or the proxy to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of the date of this filing, there are 462,383,969 shares of our Common Stock issued and outstanding. The convertible debt outstanding of $75,089 is convertible into 15,017,800 shares at $0.005 per share and $10,000 into 200,000 shares at $0.05 per share. The debt is payable on demand and does not bear interest. The Convertible debt outstanding of $37,500 is convertible into 187,500 shares at $0.20 per share and bears interest of 8% per annum. The convertible debt outstanding of $253,000 bears interest rates of 8%-12% and are convertible into Common Stock shares at variable discount rates between 35% to 55% of the lowest closing price of the shares for the 20-25 days prior to conversion. An initial 43,999,495 shares were reserved for the conversion of the notes of which 7,111,905 have been issued leaving a net reserved of 36,887,590.

* Calculation based upon a successful raising of our maximum offering of 1,800,000,000 shares.

The following table sets forth certain information as of August 14, 2017 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Series A Preferred Stock; (2) each of our directors, nominees for director and executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 411 Eastgate Road., Suite A, Henderson, Nevada 89011.

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Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Series A Preferred Stock (1)

Brian Keasberry	Series A PreferredStock	1	100%
All Directors and Executive Officers as a Group (1 person)		1	100%

____________

(1)	As of August 14, 2017, we had a total of 1 share of Series A Preferred Stock issued and outstanding.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 2,000,000,000 Common Shares, par value $0.001; up to 1,000,000 Preferred Shares, par value $0.001; and one Series A Share, par value $0.001.

As of the date of this offering, we have 462,383,969 shares of Common Stock outstanding and one Series A Share outstanding.

Common Stock

Voting

Shareholders of our Common Stock are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

Dividends

Shareholders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company. Shareholders of our Common Stock are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company

Liquidation Rights

Shareholders of our Common Stock do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto.

Preferred Stock

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Series A Preferred

The Series A preferred carries a voting right equal to 110% of the total voting rights of the outstanding Common Stocks. In addition, Brian Keasberry the series A shareholder was elected a director known as the Series A director. The Series A Director must approve any future amendments of the Company’s articles and other activities of the Company.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently do not maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

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The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

Our transfer agent is Action Stock Transfer. Their mailing address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, and their telephone number is (801) 274-1088.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the completion of this offering, we will have up to 2,218,509,768 Outstanding shares of Common Stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of Common Stock then outstanding, which will equal about 22,185,768 shares immediately after this offering, assuming minimum offering size; or

•	the average weekly trading volume of the unrestricted Common Shares during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested the Company as a possible investment, so long as the offering is in accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 1,800,000,000 shares of its Common Shares at a price between $0.005 and $0.01 per share. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

In the event that the offering price, determined upon approval of the Attorney General of the state of New York, is such that to fulfill the Offering the Company will be required to increase the number of authorized Common Shares, the Board has been authorized to file the appropriate filings with the state of Nevada.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

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PART III EXHIBITS

EXHIBIT INDEX

Description		Filed
2.1	Certificate of Incorporation	11/8/2011
2.2	Bylaws	11/8/2011
2.3	Articles of Amendment (Increase Authorized)	7/27/2011
2.4	Articles of Amendment (Stock Split)	12/21/2015
2.5	Articles of Amendment (Designation of Series A Preferred)	6/15/2017
2.6	Articles of Amendment (Increase in Authorized)	7/26/2017
11.1	Consent of Eilers Law Group, P.A. (Included in 12.1)
12.1	Opinion of Eilers Law Group, P.A. regarding legality of the securities covered in this Offering*

37

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada on this 20th day of Ma y 2019.

By:	/s/ Daniel Serruya	May 20, 2019
Daniel Serruya
President and Director
Principal Executive Officer
BRK, Inc.

By:	/s/ Brian Keasberry	May 20, 2019
Brian Keasberry
Treasurer and Secretary
Principal Financial Officer
BRK, Inc.

38

BRK, INC

Consolidated Financial Statements

FOR YEARS ENDED APRIL 30, 2018 AND 2017

AND NINE MONTHS ENDED JANUARY 31, 2019 AND 2018

(Unaudited)

F-1

BRK, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	For Nine Months Ended January 31,	For Years Ended April 30,
	2019	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$220	$1,172	$32,860
Advance receivable	1,324	1,324	2,000

Total current assets		2,496	34,860

Total assets	$1,544	$2,496	$34,860

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expense	$156,424	$174,044	$55,626
Accrued compensation - related party	561,140	359,540	125,340
Convertible notes payable - related party	7,089	7,089	7,089
Convertible notes payable - net of unamortized discounts	468,044	354,288	292,433
Short term debt - related party	50,385	45,915	75,690
Short term debt - net of amortized discount	128,830	148,775	126,095
Derivative liabilities	547,144	3,392,749	2,444,137
Deferred revenue - related party	--	--	10,000
Total current liabilities	1,919,056	4,482,400	3,139,410

Stockholders’ deficit
Preferred shares, par value $0.001, 1,000,000 shares authorized;
One Series A share issued and outstanding as of April 30, 2018 and none as of 2017, respectively		-	-
Common stock, par value $0.001, 2,000,000,000 shares authorized, 115,947,663, 91,429,285 and 50,383,200 issued and outstanding as of October 31, 2018, April 30, 2018, and April 30, 2017 respectively	218,455	91,429	50,383
Additional paid-in capital	(1,123,625)	(1,183,466)	(1,786,532)
Retained earnings (accumulated deficit)	(1,012,342)	(3,387,867)	(1,368,401)
Total stockholders’ deficit	(1,917,512)	(4,479,904)	(3,104,550)

Total liabilities and stockholders’ deficit	$1,544	$2,496	$34,860

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-2

BRK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For Nine Months Ended January 31,		For Years Ended April 30,
	2019	2018	2018	2017
Revenue	$--	$--	$--	$4,901

Operating expenses:
Selling, general and administrative expenses	255,680	472,440	613,378	819,732
Loss on write off of obsolete inventory	--	--	--	1,827
Loss on impairment of assets	--	--	--	1,629,511
Depreciation and amortization	--	--	--	127,033
Total operating expense	255,680	472,440	613,378	2,573,202)

Loss from operations	(255,680)	(472,400)	(613,378)	(712,945)

Other income (expense)
Gain (loss) on extinguishment of debt	(188,968)	--	--	(15,000)
Impairment of assets	--	(10,000)	10,000	--
Change in fair value of derivative liabilities	2,845,605	1,913,857	(1,149,883)	1,694,867
Interest expense	(25,432)	(185,692)	(266,205)	(79,248)
Total other income (expense)	2,631,205	1,738,185	(1,406,088)	1,600,619

Net income (loss)	$2,375,535	$1,265,725	$(2,019,466)	$(972,583)

Net income (loss) per common share basic	$0.02	$0.02	$(0.03)	$(0.02)
Net income (loss) per common share diluted	$0.01	$0.00	$(0.03)	$(0.02)

Weighted average number of common shares outstanding: basic	118,794,631	69,624,170	75,179,993	49,175,666
Weighted average number of common shares outstanding: diluted	333,426,102	266,987,601	75,179,993	49,175,666

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-3

BRK, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended April 30, 2018 and 2017 and Nine Months Ended January 31, 2019

(Unaudited)

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance at April 30, 2016	43,083,200	43,083	(9,033)	(395,818)	(361,768)
Common stock issued for services	2,000,000	2,000	658,000	--	660,000
Common stock issued for acquisition of patent application	5,000,000	5,000	1,595,000	--	1,600,000
Common stock issued for debt extinguishment	50,000	50	14,950	--	15,000
Common stock issued with debt	250,000	250	18,555	--	18,805
Derivative instruments reclassified as liabilities	--	--	(4,064,004)	--	(4,064,004)

Net loss	--	--	--	(972,583)	(972,583)

Balance at April 30, 2017	50,383,200	$50,383	$(1,786,532)	$(1,368,401)	$(3,104,550)
Common stock issued for debt conversion	41,046,085	41,046	48,416	--	89,462
Issuance of series A preferred shares	--	--	237,630	--	237,630
Change due to conversion of debt	--	--	317,020	--	317,020

Net loss	--	--	--	(2,019,466)	(2,019,466)

Balance at April 30, 2018	91,429,285	$91,429	$(1,183,466)	$(3,387,867)	$(4,479,904)

Common stock issued for debt conversion	127,026,754	127,026	59,841	--	186,867

Net income	--	--	--	2,375,525	2 ,375,525

Balance at January 31, 2019	218,456,039	$218,455	$(1,123,625)	$(1,012,342)	$(1,917,512)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BRK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For Nine Months Ended January , 31		For Years Ended April 30,
	2019	2018	2018	2017
Cash Flows From Operating Activities:
Net income(loss)	$2,375,525	$1,365,726	$(2,019,466)	$(972,583)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	--	--	--	127,033
Write down of machine not being used	--	--	--	1,019
Impairment of assets	--	--	--	1,629,511
Amortization of debt discount	--	208,559	235,871	34,421
(Gain) loss on derivative liabilities	(2,845,605)	(1,951,832)	1,149,883	(1,694,867)
Stock based compensation		237,630	--	660,000
Gain (loss) on debt forgiveness	188,968	--	--	--
Shares issued as inducement for loan extension	--	--	--	15,000
Changes in operating assets and liabilities:
increase in inventory	--	--	--	808
Increase in accounts payable and accrued expense	69,835	(86,374)	115,418	40,362
Increase (decrease) in deferred revenue	--	(10,000)	(10,000)	10,000
Prepaid and other current assets	--	676	676	--
Increase in accrued compensation - related party	201,600	292,040	471,830	25,000

Net cash used in operating activities	(9,677)	(43,575)	(55,788)	(123,906)

Cash Flows used in Investing activities
Advance receivable	--	--	--	(2,000)
Acquisition of fixed assets	--	--	--	(152,508)
Net cash used in investing activities	--	--	--	(154,508)

Cash Flows From Financing Activities:
Proceeds from notes payable - related party	8,725	--	3,100	94,525
Repayments of notes- related parties	--	(37,750)	(27,000)	(105,375)
Proceeds from convertible debt	--	49,000	48,000	227,000
Proceeds from notes payable	--		--	90,512

Net cash provided by financing activities	8,725	11,250	24,100	306,662

Net change in cash	(952)	(32,250)	(31,688)	28,248
Cash at beginning of period	1,172	32,860	32,860	4,612
Cash at end of period	$220	$535	$1,172	$32,860

SUPPLEMENT DISCLOSURE
Interest paid			$--	$-
Income taxes paid			--	-

NON-CASH TRANSACTIONS
Common stock issued for intangible assets	$--	$--	$--	$1,600,000
Discount due to shares issued for inducement of debt	$--	$--	$--	$18,805
Debt offering costs on short term debt	$--	$--	$--	$9,488
Debt offering costs on convertible debt	$--	$--	$--	$26,000
Reclass of derivative to APIC due to conversion	$--	$317,020	$317,020	$--
Series A preferred shares issued for compensation	$--		$237,630	$--
Common stock issued for debt conversion	$186,867	$89,462	$89,462	$--
Derivative instruments reclassified from equity to liabilities	$--	$--	$--	$4,064,004
Discount due to derivative liabilities	$--	$204,078	$204,078	$75,000

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-5

BRK, INC.

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND ORGANIZATION

BRK, Inc. (“BRK” or the “Company”) was incorporated on May 22, 2008 as a Nevada corporation. The Company has developed a product for the repair of hanging venetian blinds. As part of this development the Company has completed the development and is building a machine to make the parts for blind repair that it is selling. The development and testing of the machine was completed with limited production following and the Company reduced its work in the blind repair kit market space. During the year ended April 30, 2017, the Company terminated the blind repair business and wrote off the equipment related to the line of business.

On December 21, 2015, the Company filed, with the Secretary of State of the State of Nevada, a Certificate of Change, effecting a ten-for-one (10:1) forward split of the Company’s issued and outstanding shares of common. The forward split took effect on the over-the-counter markets on January 12, 2016. All share and per share amounts herein have been retroactively adjusted to reflect the forward stock split.

On May 6, 2016, the Company acquired intangible assets from ISee Automation for 5,000,000 shares of common stock with a fair market value of $1,600,000 based on the Company’s stock price at the date of issuance. The intangible assets consist of a patent application and related know-how, technology and plans to commercialization related to covers the placement of video cameras and supporting equipment into helmets used by various athletics such as hockey. Life video can then be transmitted from the player’s helmet in real time for display on sports events broadcasts. The Company received the RefCam helmets produced by a third party and used the devises to broadcast various hockey events.

On September 28, 2016, the Company incorporated, in the state of Washington, a wholly owned subsidiary ISEE Sports Inc. Since inception, the subsidiary has not been operational or financially active.

On or about February 27, 2017, Christopher Stramacchia, President of iSee Automation, notified the Company that it believes that iSee Automation terminated the Agreement for Services. The Company believes that there is no basis in law or equity for iSee Automation to unilaterally decide to terminate the Agreement for Services and plans to enforce its rights thereunder. Since their usage the helmets and their transmitting devices have been held without permission by ISee Automation. On March 27, 2018 the Company received a default judgement against ISee Automation Inc in the US District Court, Western District of Washington (Case No C17-1715JLR)

As of April 30, 2017, ISee Automation was holding the Helmets and transmission equipment. Based on the lack of access to the Equipment the Company has elected to impair the assets related to the ISee Automation agreement resulting is an amortization charge of $105,133 and impairment of intangible assets of $1,494,867 for the intellectual property.

On June 15, 2017 the Company designated and issued one Series A preferred share. Each share of Series A preferred is entitled to voting rights and power equal to 110% of the total outstanding shares of common stock in the Company. In addition the Company created a special director which is called the Series A Director and the director class will continue as long as there is a Series A share outstanding. The Series A share hold approval on any change in the designation and certain parts of the articles of the Company.

On June 15, 2017 the Company increased total authorized shares to 2,001,000,000, par value $0.001 per share with the total number of authorized common shares to be 2,000,000,000 and total number of authorized preferred shares to be 1,000,000.

NOTE 2- SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. It is the opinion of management that all adjustments necessary to make the financial statements not misleading have been included in these financial statements.

F-6

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements of the Company include the Company and its wholly-owned subsidiary ISee Sports, Inc. All material intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

BRK considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories consisting of finished goods, are stated at the lower of cost of market using the first-in; first-out (FIFO) cost method of accounting.

Revenue Recognition

The Company receives revenue though a related party for the use of the Company’s equipment on the broadcasting of hockey games from the ref cam, a camera worn on the helmet of the referees. The revenue is recognized first by a related party which holds the initial agreement with the broadcaster when the event being broadcasted is completed. The related party pays the Company upon receipt of payment from the broadcaster. The revenues are reported on a net basis with the deductions for directs costs being deducted from the revenue.

Property, Equipment and Intangible Assets

Property and equipment are carried at cost, less accumulated depreciation. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Intangible assets consist of a patent application purchased and is carried at cost, less accumulated amortization. Depreciation and amortization is provided principally on the straight-line basis method over the estimated useful lives of the assets which is estimated at 36 months. Patent applications submitted after June 8, 1995 have duration of 20 years. Due to the potential changes in technology the Company has elected to amortize the patent application over 15 years.

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value. (See Note 9–Impairment of Assets)

Basic and diluted net income per share

Basic and diluted net income per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted net income per share is the same due to the net loss in years ended April 30, 2018 and 2017 but dilutive in the nine months periods ended January 31, 2019 and 2018. The potential dilutive shares calculate as of January 31, 2019 and 2018 are 214,631,471 and 197,063,431, respectively.

Income Taxes

BRK recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. BRK provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

F-7

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Financial assets and liabilities recorded at fair value in our condensed consolidated balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company analyzed the conversion option for derivative accounting and beneficial conversion features consideration and noted one variable convertible note qualified as a derivative and thus tainted the fixed conversion notes requiring the notes to accounted for as derivative liabilities

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of April 30, 2018 and 2017:

	Level 1	Level 2	Level 3	Total
As of April 30, 2017:
Assets
None
Liabilities
Derivative liability	$-	$-	$2,444,137	$2,444,137
As of April 30, 2018
Assets
None
Liabilities
Derivative liability	$-	$-	$3,392,749	$3,392,749
Asset
As of January 31, 2019
None
Liabilities
Derivative liability	$--	$--	$541,144	$541,144

Beneficial Conversion Features

The intrinsic value of a beneficial conversion feature inherent to a convertible note payable, which is not bifurcated and accounted for separately from the convertible note payable and may not be settled in cash upon conversion, is treated as a discount to the convertible note payable. This discount is amortized over the period from the date of issuance to the date the note is due using the effective interest method. If the note payable is retired prior to the end of its contractual term, the unamortized discount is expensed in the period of retirement to interest expense. In general, the beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments included in the financing transaction, if any, to the fair value of the common shares at the commitment date to be received upon conversion.

Recently Issued Accounting Pronouncements

In July 2017, the FASB issued ASU No. 2017-11, ”Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception”. The ASU was issued to address the complexity associated with applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the implementation date and the impact of this amendment on its financial statements.

F-8

NOTE 3 - GOING CONCERN

As shown in the accompanying financial statements, BRK has an accumulated deficit of $3,387,867 and $1,012,342 and negative working capital of $4,480,004 and $1,917,512 as of April 30, 2018 and January 31, 2019, respectively. Unless profitability and increases in stockholders’ equity continues, these conditions raise substantial doubt as to BRK’s ability to continue as a going concern. The April 30, 2018 and October 31, 2018 financial statements do not include any adjustments that might be necessary if BRK is unable to continue as a going concern. Management plans to continue to raise funds through debt and equity financing to grow the business to profitability.

NOTE 4 -CONCENTRATION OF REVENUE

The Company relied on one customer which is a related party, as its sole source of revenue. The Company had no revenue for year ended April 30, 2018 and nine months period ended Januar y 31, 2019 .

NOTE 5– RELATED PARTY TRANSACTIONS

During the year ended April 30, 2017 a related party advanced the Company $94,025 and repaid the related party $93,750 leaving a balance due to the related party for $63,815.

During the year ended April 30, 2017 the Company repaid $125 to a related party leaving a balance due to the related party for $8,875.

During the year ended April 30, 2017 an officer of the Company advanced the Company $500 and repaid the related party $500 leaving a balance due to the related party for $3,000.

During the year ended April 30, 2018 a related party advanced the Company $3,100 and repaid the related party $27,000 leaving a balance of notes payable due related parties $45,915.

On June 15, 2017, the Company designated one share of preferred stock as Series A preferred at a par value of $0.001. The series A preferred carries a voting right equal to 110% of the total voting rights of the outstanding common stocks. In addition, the series A shareholders can elect a director. The Series A director must approve any future amendments of the Company’s articles and other activities of the Company. Brian Keasberry was granted one share of Series A preferred stock on June 15, 2017. The fair value of the series A preferred share was independently valued at $237,630 and was accounted for as stock-based compensation.

During the year ended April 30, 2018 a related party advanced the Company $3,100 and was repaid $27,000 in notes payable.

As of January 31, 2019, April 30, 2018 and 2017, $50,385, $45,915 and $75,690, respectively, was due to the related parties. These notes are unsecured; bear interest between 0% and 12%, and due on demand.

The total compensation for the officers and director of the Company for the nine months ended January 31, 2019 and fiscal years ended April 30, 2018 and 2017 was $204,750, $472,830 and $695,325, respectively.

As of January 31, 2019, April 30, 2018, and 2017, the Company has accrued $561,140, $359,540 and $125,430, respectively, in unpaid fees to the officers.

As of January 31, 2019 and April 30, 2018, the balance of convertible notes payable to related parties was $7,089, respectively. The notes are convertible at $0.005, bears no interest, and are due on demand.

F-9

NOTE 6 – EQUITY

Common

On May 6, 2016 the Company acquired a patent application from ISee Automation for 5,000,000 shares of common stock with a value of $1,600,000. On May 17, 2016, the Company paid $10,000 to said company in consideration of an agreement to develop a new Wi-Fi broadcasting camera.

The assets were carried at cost, less accumulated amortization. Amortization was provided principally on the straight-line basis method over the estimated useful lives of 15 years. For the year ended April 30, 2017 the Company recorded amortization of $127,033.

On October 20, 2016, the Company completed two separate consulting agreements with two entities. Both agreements are for a term of one year with the combined compensation being 2,000,000 shares of common stock issued at fair value of $0.33 per share for a total value of $660,000. Per the agreements, the shares were deemed earned at the date of the agreement and thus expensed in the year ended April 30, 2017

On November 11, 2016, the Company issued 250,000 shares of common stock as an inducement for the issuance of notes to two individuals with a relative fair value of $18,805 and was accounted for as debt discounts.

On February 7, 2017 the Company issued 50,000 shares of common stock to one individual as an inducement to extend one loan with a relative fair value of $15,000 which was accounted for as a loss on debt extinguishment. The loan was extended to May 20, 2017 and is currently in default.

On May 18, 2017, the Company issued 3,000,000 shares of common stock at $0.0005 to the convertible note holder 0832322 BC, Ltd. for $1,500 of convertible debt. Per the note agreement 300,000 shares were to be issued at $0.005 per share for the $1,500 conversion, however 3,000,000 shares were issued due to the forward 10:1 split of the Company common stock on December 21, 2015 which occurred subsequent to date of the note issuance.

On May 18, 2017, the Company issued 1,451,905 shares of common stock at $0.013775 to the convertible note holder JSJ for $20,000 of convertible debt.

On June 8, 2017, the Company issued 2,660,000 shares of common stock at $0.01102 to the convertible note holder EMA Financial for $28,563 of convertible debt plus $750 for professional fees.

On June 15, 2017, the Company increased its number of authorized shares to 2,001,000,000 with 1,000,000 designated as preferred shares with a par value of $0.001 and 2,000,000,000 designated as common stock with a par value of $0.001.

On August 25, 2017 the Company issued 2,800,000 shares of common stock to Auctus Funding with a value of $8,960 for the conversion of convertible debt.

On September 21, 2017 the Company issued 3,000,000 shares of common stock to EMR Funding with a value of $3,960 for the conversion of convertible debt.

During September 20 through December 14, 2017 the Company issued 28,134,180 shares of common stock to JSJ Funding with a value of $25,729 for the conversion of convertible debt.

During May 1, 2018 through October 31, 2018 the Company issued 127,026,754 shares of common stock to seven different entities with a value of $186,867 for the conversion of convertible debt.

Preferred

On June 15, 2017, the Company designated one share of preferred stock as Series A preferred at a par value of $0.001. The series A preferred carries a voting right equal to 110% of the total voting rights of the outstanding common stocks. In addition, the series A shareholders can elect a director. The Series A director must approve any future amendments of the Company’s articles and other activities of the Company. Brian Keasberry was granted one share of Series A preferred stock on June 15, 2017. The fair value of the series A preferred share was independently valued at $237,630 and was accounted for as stock based compensation.

F-10

NOTE 7- CONVERTIBLE NOTES TO RELATED PARTY

As of April 30, 2018 and 2017, the Company owes $7,089 in convertible related party notes. The notes bear interest at 0%, are due on demand and are unsecured. The notes are convertible at $0.005 into the Company’s common stock.

The Company analyzed the conversion option for derivative accounting and beneficial conversion features consideration under ASC 815-15 “Derivatives and Hedging” and ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted one variable convertible note qualified plus tainted the fixed conversion notes requiring the notes to accounted for as derivative liabilities

NOTE 8 – NOTES PAYABLE

During the year ended April 30, 2018 a related party advanced the Company $3,100 and was repaid $27,000 in notes payable.

During the nine months ended January 31, 2019 the Company received proceeds from notes payable of $8,725.

As of April 30, 2018, the Company had outstanding notes payable, net of discount of $128,830 to third parties and $50,385 to related parties.

NOTE 9 – CONVERTIBLE NOTES

The Company analyzed the conversion option for derivative accounting and beneficial conversion features consideration under ASC 815-15 “Derivatives and Hedging” and ASC 470-20 “Convertible Securities with Beneficial Conversion Features” and noted one variable convertible note qualified plus tainted the fixed conversion notes requiring the notes to accounted for as derivative liabilities. (See Note 8 - Fair Value Measurement)

On July 5, 2017, ISee Sports Inc., a wholly owned subsidiary of the Company issued a $20,000 convertible note to one individual for cash. The convertible note bears interest at 8% per annum, matures on July 4, 2019 and is convertible at the note holders option into shares of the subsidiary ISee sports, Inc at $1.00 per share or into shares of the parent BRK, Inc., at 60% of the average closing price of the common stock of BRK for 10 days immediately prior to conversion.

As of April 30, 2018, and 2017 and October 31, 2018 the Company owes $7,089 in convertible related party notes, respectively. The notes bear interest at 0%, are due on demand and are unsecured. The notes are convertible at $0.005 into the Company’s common stock

On August 28, 2018 the Company entered into a Settlement Agreement and Stipulation with Continuation Capital, Inc. (CCI) under section 3(a)(10) for the Securities act of 1933 whereas CCI will purchase directly from various creditors of the Company $169,131.28 of payables and debt. Under the terms of the agreement the debt purchase will occur in six tranches each tranche being 20 days apart subject to the conversion and issuance of the Company’s shares for the previous tranche per the agreement. The value of the shares to be issued for the debt conversion will be a discount to the lowest trading price 20 days prior to the request of conversion by CCI. In addition, the Company will initially issue to CCI 1,699,235 shares for settlement fees. The Agreement was subject to a court order approving the fairness under the act. The Twelfth Judicial Circuit court for Sarasota County Florida (Case No 2018 CA 4600 NC) ordered and adjudged the settlement agreement being approved on August 29, 2018.

As of April 30, 2018, 2017 and January 31, 2019 the Company owed net of unamortized discount of $354,288, $292,433 and $279,076 respectively, in non-related party convertible promissory notes.

NOTE 10 – FAIR VALUE MEASUREMENTS AND DERIVATIVE LIABILITIES

As defined in (Financial Accounting Standards Board ASC 820), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

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The three levels of the fair value hierarchy are as follows:

Level 1	–	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2	-	Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3	–	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company analyzed the conversion option for derivative accounting and beneficial conversion features consideration and noted one variable convertible note qualified as a derivative and thus tainted the fixed conversion notes requiring the notes to accounted for as derivative liabilities

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as April 30, 2018 and 2017.

Recurring Fair Value Measures	Level 1	Level 2	Level 3	Total

LIABILITIES:
Derivative liabilities as of April 30,2017	$--	$--	$2,444,137	$2,444,137

Derivative liabilities as of April 30, 2018	$--	$-	$3,392,749	$3,392,749

Derivative liability as of October 31, 2018	$--	$--	$541,144	$541,144

As of April 30, 2018, 2017 and January 31, 2019, the aggregate fair value of the outstanding derivative liabilities was $3,392,749, $2,444,137 and $541,144, respectively. For the year ended April 30, 2018, the net loss on the change of fair value was $1,149,883 and the net gain for the same period in 2017 was $1,694,867 , respectively. For the nine months ended January 31, 2019 the net gain on the change of fair value was $2,845,605.

The Company estimated the fair value of the derivative liabilities using the Black Scholes option pricing model using the following key assumptions during the year ended April 30, 2018:

Expected Dividend	0%
Expected terms	.01-2.00
Volatility	331%
Risk free rate	1.25%

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The following table represents the change in the fair value of the derivative liabilities during the year ended April 30, 2018 and nine months period ended January 31, 2019,

Fair value of derivative liabilities as of April 30, 2017	$2,444,137
New derivative charged to debt discount	204,078)
Reclassification of derivative to equity due to conversion	(317,020)
Amortization of debt discount	(88,329)
Change in fair value of derivatives	1,149,883
Fair value of derivative liabilities as of April 30, 2018	$3,392,749
Change in fair value of derivative	(2,845,605)
Fair value of derivative liabilities as of January 31, 2019	$541,144

NOTE 11 – COMMITMENTS AND CONTINGENCIES

On July 25, 2016, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, disclosing, among other things, that pursuant to the terms and conditions that certain Patent Assignment and Technology Transfer Agreement (the “Patent Assignment and Technology Transfer Agreement”), dated May 6, 2016, by and between BRK, Inc., a Nevada corporation (the “Company”) and iSee Automation Inc., a federal Canada corporation (“iSee Automation”), the Company purchased U.S. Patent Application No. 15/079,847, “Helmet System” (the “Patent”) and related technology for a helmet camera system, including intellectual property covered by the Patent. The Patent covers technology designed to wirelessly transmit video images from a small, mobile camera to live broadcast (the “Helmet Camera and Broadcast Technology”).

Pursuant to the terms and conditions of the Patent Assignment and Technology Transfer Agreement, the Company issued 5,000,000 shares of common stock to iSee Automation.

The U.S. U.S. Patent and Trademark Office subsequently published an Assignment of Abstract of Title, date record July 13, 2017, for conveyance of the Patent from iSee Automation Inc. to BRK, Inc.

In connection with the acquisition of the Patent, the Company also entered into that certain Revenue Assignment and Benefit Transfer Agreement, dated September 16, 2016, by and between the Company and iSee Automation (the “Revenue Assignment Agreement”). Under the Revenue Assignment Agreement, iSee Automation is obligated to “deliver to the Company any and all revenues obtained by iSee Automation based on the Helmet Camera patent application previously purchased by BRK from iSee Automation under the Patent Assignment and Technology Transfer Agreement via wire transfer or via direct delivery from customers.

Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Revenue Transfer Agreement, including but not limited to, the scope and duration of payment of royalties’ other interpretation-related issues.

On May 17, 2016, the Company entered into that certain Agreement for Services, dated May 17, 2016, by and among the Company, iSee Automation Inc. (Ontario), and Christopher Stramacchia. Pursuant to the terms and conditions of the Agreement for Services, “[any patents derived from the research done jointly and severally by all the above named parties shall be the property of BRK, Inc.,” in consideration for the Company paying $10,000 to iSee Automation (Michigan), which $10,000 the Company paid to iSee Automation (Michigan) on or about May 17, 2016.

On or about February 27, 2017, Christopher Stramacchia, President of iSee Automation, notified the Company that it believes that iSee Automation terminated the Agreement for Services. The Company believes that there is no basis in law or equity for iSee Automation to unilaterally decide to terminate the Agreement for Services and plans to enforce its rights thereunder.

On or about February 28, 2017, Christopher Stramacchia, President of iSee Automation, notified the Company that it believes that iSee Automation terminated the Revenue Assignment Agreement. The Company believes that there is no basis in law or equity for iSee Automation to unilaterally decide to terminate the Revenue Assignment Agreement and plans to enforce its rights thereunder. On March 27, 2018 the Company received a default judgement against ISee Automation Inc in the US District Court, Western District of Washington (Case No C17-1715JLR)

NOTE 12 – IMPAIRMENT OF FIXED ASSETS AND PATENT

The Company reviewed the status of its assets which included helmets with cameras, receiving devises which the Company had paid for their development and production. As of April 30, 2017 the Company was not in possession of the equipment and it was being unlawfully held by ISee Automation pending the outcome of their disagreement with ISee. Based on the lack of physical possession and non-control of these assets the Company elected as of April 30, 2017 to impair the assets resulting in an impairment cost of $134,644.

On May 6, 2016, the Company acquired a patent application from ISee Automation for 5,000,000 shares of common stock with a fair value of $1,600,000. The assets were carried at cost, less accumulated amortization. Amortization is provided principally on the straight-line basis method over the estimated useful lives of 15 years. Based on the status of the asset as a provisional patent application and the ongoing development of the asset by the Company, the Company elected as of April 30, 2017 to impair the assets resulting in an impairment cost of $1,629,511.

NOTE 13 - SUBSEQUENT EVENTS

During the period from February 1, 2019 through March 22, 2019 the Company issued 134,135,488 shares of common stock for the conversion of $70,457 of convertible debt.

The Company has evaluated subsequent events to determine events occurring after April 30, 2019 through May 14, 2019 that would have a material impact on the Company’s financial results or require disclosure and have determined none exist.

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